UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPICURE CHARCOAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

2990
(Primary Standard Industrial Classification Code Number)

45-5538945
 (I.R.S. Employer Identification Number)

6910 Salashan Parkway
Ferndale, Washington 98248
(775)-321-8228
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street
 Carson City, Nevada 89703
(775) 882-1013
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit 1	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee 2
Common Stock	4,500,000	$0.04	$180,000	$24.56

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

EPICURE CHARCOAL, INC.

Prior to this registration, there has been no public trading market for the common stock of EPICURE CHARCOAL, INC. (“ EPICURE CHARCOAL, INC.” “we” or the Company”)  and it is not presently traded on any market or securities exchange. 4,500,000 shares of common stock for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange. A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

The price per share will be $0.04. EPICURE CHARCOAL, INC. will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The proceeds received from this offering will not be placed in escrow and are not subject to refund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.

The date of this prospectus is __________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

In their audit report dated October 20, 2012 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 7 of this prospectus.

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.

TABLE OF CONTENTS

PART I—INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION, RISK FACTORS	5
RISK FACTORS	7
Item 4 USE OF PROCEEDS	14
ITEM 5. DETERMINATION OF OFFERING PRICE	15
ITEM 6 DILUTION	15
ITEM 7. SELLING SECURITY HOLDERS	17
ITEM 8. PLAN OF DISTRIBUTION	17
ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED	18
ITEM 10. INTERSETS OF NAMED EXPERTS AND COUNSEL	19
ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT	20
DESCRIPTION OF BUSINESS	20
FINANCIAL STATEMENTS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE	46
EMPOYEES AND EMPLOYMENT AGREEMENTS	46
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
CERTAIN RELATION SHIPS AND RELATED TRANSACTIONS	50
Item 12A. DISCLOSURE OF COMMISION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	50

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	51
ITEM14. INDEMNIFICATION OF DIRECTORS AND OFFICERS	51
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES	51
ITEM 16 EXHIBITS AND FINANCIAL STATEMENTS SCHEDULE	52
ITEM 17 UNDERTAKINGS	53
SIGNATURES	54

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                          , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Epicure Charcoal, Inc.

The Company was incorporated in the state of Nevada as a for-profit company on June 21, 2012.We are a development-stage company that intends to sell our own brand of Charcoal products for BBQ and restaurant grilling purposes.The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering.

The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company’s management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company.

It is the Company’s intention to register 4,500  000 shares to offer at $0.04 per share. Since becoming incorporated, EPICURE CHARCOAL, INC. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. EPICURE CHARCOAL, INC. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

T he Company’s sole officer owns 100% of the outstanding shares of the Company and if all 4,500,000 shares are sold, he will own 52.63% after this offering is completed. The Company’s sole officer will have control of the Company.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this registration statement. As of March 31, 2013 the end of our fiscal year, the Company had raised $5,000 through the sale of its common stock. There is $ nil of cash on hand. The Company currently has liabilities of $ 7,891.  In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,000. As of the date of this registration statement, we have generated no revenues from our business operations. The minimum amount of offering proceeds required to implement our business plan is $45,000.00.

Our business office is located at 112 North Curry Street Carson City Nevada 89703, our telephone number is (775) 321-8228 and our fax number is (775) 306-8587.

Summary of the Offering by the Company

EPICURE CHARCOAL, INC. has 5,000,000 shares issued and outstanding and is registering 4,500,000 additional shares of common stock to be offered to the public. The Company will proceed on a best effort basis to sell all 4,500,000 if the registration statement is deemed effective. The price of the common stock is fixed at $0.04 per share for the duration of this offering. No arrangement has been made to address the possible effect of the offering on the price of the stock. The proceeds from the sale of the common stock will be received by EPICURE CHARCOAL, INC.

This offering will conclude when all the securities being offered are sold or with in 90 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first.

Securities being offered by the Company, common stock, par value $0.001	The Company offers 4,500,000 shares of common stock.
Offering price per share by the Company.	A price of $0.04 per share of common stock has been fixed that the company intends to sell if the registration becomes effective.
Number of shares outstanding before the offering of common shares.	5,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	In the event that all the common shares being offered in this offering are sold there will be 9,500,000 shares issued and outstanding at the close of this offering.
Minimum number of shares to be sold in this offering	None.
Market for common shares
There is no public market for the common shares of EPICURE CHARCOAL, INC. The price has been set at $0.04 per share. The Company may not meet the requirement for a public listing or quotation of its common stock. Even if the Company’s common stock is granted a listing or quoted there may never develop a market for the stock.

Use of Proceeds
The Company’s offering is on a self-underwritten basis. The Company will receive all the funds from securities sold under this disclosure statement. The company will on a best efforts basis attempt to sell all 4,500,000 shares. The funds from this offering will be used for the operation of the Company as well as to pay the fees for the offering expenses. The funds will be used as follows assuming all 4,500,000 shares are sold. Offering expense $7,000 Business trips to and from Namibia $7,500. Logo and package design $30,500. Market research $7,000 Sales and Marketing anticipated cost of $125,000 Administrative expenses $3,000. To see how the company will adopt its use of proceeds in case less than 100% of the shares are sold (please see the plan of operation).

Termination of the offering
This offering will conclude at when all the securities being offered are sold or with in 90 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first.

Terms of the offering	The Securities offered in this registration statement will be sold by the sole officer and director of the Company upon the registration statement becoming effective

You should rely solely on the information contained in this registration statement of EPICURE CHARCOAL, INC. the company has not authorized anyone to provide the reader with any information different than the information contained in this registration statement. The information contained in this registration statement is accurate only as the date of this registration statement. Regardless of the time of delivery of this registration statement or of any sale of the common stock.

RISK FACTORS

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The following risks are considered to be all the material risks to an investor regarding investing in the registration statement of EPICURE CHARCOAL, Inc. Any investment done in our Company should be viewed as a high-risk investment and speculative in nature. Our Company could fail and any investment done in our common stock could result in a complete loss of the invested amount. Please consider all the following risk factors before investing in our common stock.

Auditor’s Going Concern

OUR AUDITOR’S HAVE EXPRESSED SUBSTANTIAL UNCERTAINTY ABOUT EPICURE CHARCOAL, INC’S ABILLITY TO CONTINUE AS A GOING CONCERN.

In their audit report dated October 20, 2012, our auditors have expressed an opinion that there is substantial uncertainty about our Company’s ability to continue as a going concern. The company believes that if we do not raise additional capital with in the next 12 months of the effective date of this registration statement we may be forced to suspend our implementation of our business plan. Our officers may be unable or unwilling to loan or advance any additional capital to the Company. There are no minimum or refunds on sold shares as such you may be investing in a company that does not have the funds needed to continue as a going concern. Should the company cease its operations you could lose your entire investment. Please see our Financial Statements dated March 31, 2013.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travel costs from USA to Namibia, (ii) Logo Design and packaging production (iii) website development cost, (iv) Sales and Marketing campaign, (v) administrative expenses and (vi) the expenses of this offering.

The Company has no operational history to base any likelihood of being successful in its intended operations. The Company cannot provide investors with any assurance that our intended charcoal product will attract any customers. The Company cannot provide any assurance that it will generate any revenue or that it will ever achieve profitable operations. If the company fails to address these costs, it faces the danger of failing in its intended business, which could result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Should the Company fail to generate revenue once we have started our planned sales and marketing activities, the Company could require additional financing to sustain our business operations. We currently do not have any arrangements in place to obtain financing; as such we may be unable to arrange financing if and when the need arises. If the Company managed to obtain financing there is no assurance that the financing would be adequate to satisfy the cash requirements of implementing our business strategies or that financing will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

AS THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The Company has arbitrarily set the offering price and the terms and conditions relative to its shares, the value of the shares do not bear any relationship to assets, earnings book value or any other objective criteria of value. The Company has a very limited operating history as it was formed on June 21, 2012 as such it has no earning and the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, there fore when and if our stockholders sell their shares of common stock they may not be able to receive a return on their investment.

INVESTING IN OUR COMPANY SHOULD BE SEEN AS SPECULATIVE IN NATURE AND HIGHLY RISKY, INVESTOTRS COULD LOSS THEIR ENTIRE INVESTMENT.

Investing in the Company’s offered shares should be viewed as highly risky and more speculative in nature. Investors who cannot afford to lose their entire investment should not purchase our shares. The company intends to implement the business objectives of the Company, as this is only an intention, it should be viewed as speculative in nature. If the Company fails to implement its business objectives you could lose your entire investment. All investors considering investing in our shares should read the entire disclosure and the accompanying exhibits and consult with their investment advisor and/or attorney.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company “will become a reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore we will incur costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE, WHICH MAY SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION.

The Company “will become a reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore we will incur costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, if we issue of more than $1 billion in non-convertible debt in the previous three years or upon the last day of the fifth anniversary of the first registered sale of common equity securities, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The Company has not used any investment banker, appraiser or other independent third party to assess or give their opinion regarding the fairness of the shares offered. The offering price for the shares have been arbitrarily determined and bear no relation ship with the assets, earnings or book value of the Company. Any potential investors in our Company will pay more for our common stock than the assets are worth, resulting in immediate dilution to the value of the shares bought.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not currently registered with any public stock exchange or any other market nor have we been registered in the past. There is currently no public market for our stock nor is there any demand for our common stock. Should we become effective after the conclusion of this offering we intend to engage a market maker and have our common stock listed on the Over-the –Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service. The OTCBB does not have any listing requirements however issuers have to remain current with all their SEC filings to be eligible for quotation on the OTCBB. If fillings are not kept up to date with the SEC market makers are not allowed to quote securities for an issuer that does not meat these standards. We may never be accepted by a market maker, which would result in our shares not being traded on a public market. That would make it very difficult for you to sell any of the shares purchased.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

Currently there is no public market for the Company’s shares. Any potential investor would have no place to resell your shares, you would have to find a buyer and negotiate your own sale.

The Company share price of $0.04 which was arbitrarily calculated is substantially more than the Company’ net tangible book value per share. This share price is in no way indicative of any forward looking share price should the Company obtain a listing on any exchange as such you could lose a substantial amount or all of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHAREHOLDERS EQUITY.

EPICURE CHARCOAL, INC. has 75,000,000 shares of which only 5,000,000 are currently issued and outstanding and 9,500,000 will be issued and outstanding after this offering closes if all the offered shares are sold The Company’s management could without the consent of the existing shareholders issue substantially more shares, causing a substantial dilution in the equity position of the Company’s current shareholders. A large share issuance could result in a decline in the share price. You could lose a substantial amount or all of your investment due to the additional share issuance.

THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT, SUBSEQUENTLY IF WE ARE FORCED OR FILE FOR BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds from this offering will not be placed in an escrow or trust account, as such, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filled against us by creditors, invested funds will become part of the bankruptcy estate and administrated according to bankruptcy laws. You would lose your funds, as the funds would be used to pay the creditors.

THE COMPANY MAY NOT BE ABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES AS A RESULT THE SHARES MAY BE EXTREMELY ILLIQUID.

It is the Company’s intention to apply for a quotation on the Over-the-Counter Bulletin (OTCBB). The Company would have to have a sponsoring market maker to file an application on the Company’s behalf. There can be no assurance that we would find a market maker that would agree to file the appropriate documents with FINRA. There can be no guarantee that FINRA will approve the initial quotation so that the Company could list its securities on the OTCBB. If approved there is no guarantee that a market would be created or sustained. Shareholders may find it difficult or impossible to sell their shares if no market developed for the Company’s shares.

THE COMPANY’S SHARES MAY BE TRADED UNDER $5.00 A SHARE AND MAY BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS, THESE RSTRICTIONS COULD AFFECT THE PRICE AND LIQUIDY OF THE COMPANY SHARES SEVERLY.

As the Company’s shares may be trading under $5.00 per share if the offering becomes effective, the shares may be traded as a “penny stock”. Trading shares that are “penny stock” involve various regulations that have to be disclosed before any investor may purchase the shares. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Market makers (broker/dealers) are subject to rules that impose additional sales practices on them should they choose to sell “penny stock”. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. These additional regulations may hamper the ability of broker/dealers to sell the company’s securities and could affect the liquidity of the shares being sold. Penny stocks do not have a high trading volume and are low priced you may never be able to resell the stock you have purchased or if you can resell it, it may not be when you want to sell it.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

Since the Company’s sole officer and director owns 100% of the outstanding shares and will own over 52.63%after the close of this offering if all the issued shares are sold. He could have control over the Company and appoint all of the Company’s directors. His interest could differ substantially from the other stockholders in the Company. Some of the differences could arise from his ability to continue to manage the business given the amount of time he is able to devote to the Company, his execution of corporate transactions on the timing of business operations. The Company’s president will be making all the decisions regarding the management of the Company.

Investors in the Company’s securities are dependent exclusively on the sole officer and director’s management abilities. Shareholders of the Company will have to rely on the Company’s sole officer and director’s business integrity and fiduciary obligation to the Company and its shareholders to not abuse his position in executing the Company’s business activities. His decisions include but are not limited to the following, corporate financing, transactions and all business operations. As such any prospective investor should carefully consider if they are willing to trust the sole officer and director or his successor with all the managerial aspects of the Company the chose to invest in. Any potential shareholders should carefully consider the experience and business abilities of the sole officer and director of the Company.

THE COMPANY WILL RECEIVE ALL THE PROCEEDS FROM THIS OFFERING, THERE IS NO MINIMUM PROCEEDS THAT THE COMPANY CAN RECEIVE, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

This offering is being done on a best-effort basis and there is no minimum amount of proceeds the Company may receive. All the funds raised through this offering will be available to the Company, none of the funds will be held in escrow or in trust account, as such if the Company does not raise sufficient capital to implement it’s planned operations you could lose your entire investment.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on June 21, 2012, we have to date not realized any revenues. Our operating history is very minimal and it is virtually impossible to do any evaluation on our operational history to base any future success or failure on. The Company is dependent on the completion of this offering to raise capital to commence with its intended business operations.

THE COMPANY ANTICIPATES INCURRING LOSES IN THE FUTURE, IF WE FAIL TO GENERATE REVENUES WE WILL BE FORCED OUT OF BUSINESS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We anticipate incurring business expenses in the future and it would lead to operating losses. There can be no guarantee that we will be successful in generating revenues. If we fail to generate revenues we will go out of business and you could lose your whole investment.

THE COMPANY’S OPERATING RESULTS MAY PROVE UNPREDICTABLE, THIS COULD LEAD TO THE COMPLETE LOSS OF YOUR INVESTMENT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that could cause a fluctuation in our results are included in the following but are not limited to only the following; the amount of capital raised through this offering for business activities, the acceptance of our intended products by the public and commercial sector, seasonal fluctuations in the demand for charcoal, finalize shipping times to work around raining seasonal constraints in the intended production area, the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Alex Robertson the Company’s sole officer and director, has other business interests and is available to do approximately 20-30 hours per week on the Company’s operations. Mr. Alex Robertson will have to arrange for a leave of absence if and when he has to travel to the intended production area in Namibia. He may not be able to leave from his current occupation at the exact time needed. This could cause periodical interruptions or suspensions in the Company’s business plans. Our sole officer and director has stated that he is prepared to adjust his schedule so that he can devote more time to the Company’s business activities. If he can not arrange to devote more time to the Company at the exact time needed it could lead to interruptions in implementing the Company’s business plans as such the Company’s success would be severely negatively impacted.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Epicure Charcoal, Inc. has only its sole officer and director and is completely depended on his efforts. If he should depart from the Company it would severely impact our business. The Company does not have any employment agreement in place with Mr. Alex Robertson its sole officer and director. If Mr. Alex Robertson departed from the Company there can be no guarantee that a suitable replacement will be found to manage the Company’s business. The Company does not maintain key person life insurance on its sole officer and director. Should our sole officer and director depart you could lose your whole investment.

THE COMPANY HAS ONLY ONE OFFICER AND DIRECTOR, THERE FOR IT CANNOT GUARANTEE IMPARTIAL DECISION MAKING THROUGH MANAGEMENT.

Mr. Alex Robertson is the company’s only director at this time. He is not an independent director and his interest at times could be different than the interest of the investors. In situations where there is a conflict of interest between the share holders and the sole officer and director potential shareholders in the Company will have to trust that Mr. Alex Robertson that he will conduct himself fairly to the shareholders and act correctly in his duties as officer and President of the Company.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from

Risks Related to the Company’s Market and Strategy

WE ARE A NEW DEVELOPMENT STAGE COMPANY AND WE LACK OPPERATING HISTORY, THE RISK OF OUR BUSINESS FAILING IS HIGH AND COULD RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Epicure Charcoal, Inc. is a company in its development stage.The company was formed to carry out the activities described in this disclosure.The company has a very limited operating history to base any evaluation of this disclosure on.The Company was incorporated in the state of Nevada on June 21, 2012, the only business activities of the Company to date is the creation of its intended business plan and the formulation of this disclosure. There is no financial data that can be used to estimate the Company’s planned operational expenses or its intended revenue. We are a high-risk investment as or business has a high risk of failing and you could lose your entire investment. The Company is currently a shell company as we have no operations and assets consisting solely of cash.

IF THE COMPANY FAILS TO GENERATE REVENUE YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The company expects that the results of our intended operations may fluctuate drastically in the future as a result of different market factors that are not under our control. Including but not limited to the following: large established charcoal competitors that dominate the charcoal market, new competitors entering into the charcoal market with aggressive pricing that we might not be able to respond to, attracting and maintaining good sales and marketing personnel.

We have to date not generated any revenue. If we fail to generate revenue you could lose your entire investment.

WE ARE A DEVELOPMENT STAGE COMPANY AND OUR MARKETING CAMPAIGN MAY NOT BE SUFFICIENT TO ATTRACT ENOUGH CLIENTS TO OPPERATE PROFITABLY.WE MAY NOT BE ABLE TO RESPOND TO OUR COMPPETITORS AGGRESSIVE MARKETING.

We are a development stage company and as such we may only have limited capital for our marketing campaign and we might not be able to attract enough customers to operate profitably. As we are small and do not have enough capital to respond to competitors aggressively lowering their product prices for a sustained period of time. We would be forced into bankruptcy and you could lose your entire investment.

EPICURE CHARCOAL, INC. IS A DEVELOPMENT STAGE COMPANY THAT MIGHT NOT BE ABLE TO GAIN ANY MARKET ACCEPTANCE FOR ITS PRODUCT.

As we are a development stage company potential customers might not accept our new products over the products they are accustomed to using and we might not be able to gain any acceptance by the market. Our company’s future growth strategy is very depended on our marketing ability to get our products accepted, even if we are accepted by the market we might not be able to achieve sustain ability in the market place. Failure by the Company to achieve market acceptance and maintain it could lead to our company’s bankruptcy and the loss of your entire investment.

THERE ARE MANY SIMILAR PRODUCT IN THE MARKET, IF THE COMPANY FAILS TO DISTINGUISH ITS PRODUT FROM THE COMPPETITORS PRODUCTS OUR COMPANY COULD FAIL.

There are many charcoal companies offering products that have similar effects and usage’s as our products. Should we be unable to have our products distinguishable from our competitors products it would affect the sales to potential customers negatively. That in turn could affect our company’s business strategy and you could lose your entire investment.

WE HAVE ONLY ONE INTENDED SUPPLY SOURCE FOR OUR INTENDED PRODUCT.

As the Company has only one potential supply source for its intended charcoal product if some thing where to happen to that source we would be affected financially and you could lose all of your funds invested in the company.

ITEM 4 USE OF PROCEEDS

The Company’s offering is being done on a self –underwritten basis: There is no minimum amount of shares that have to be sold in order for the offering to proceed. The offering price for our securities is $0.04 per share. The offering is being conducted on a “best efforts” basis. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The actual amount of the proceeds, if any may vary substantially.

	IF 25% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$45,000	$ 90,000	$ 135,000	$ 180,000
LESS: OFFERING EXPENNSES
Legal & Accounting	$5,000	$5,000	$5,000	$5,000
Printing	$300	$300	$300	$300
Transfer Agent	$1,700	$1,700	$1,700	$1,700
TOTAL	$7,000	$7,000	$7,000	$7,000
GENERAL BUSINESS DEVELOPMENT
Business trips to Namibia	$5,000	$5,000	$7,500	$7,500
	$5,000	$5,000	$7,500	$7,500
LOGO DESIGN & PACKAGING
Logo Development	$2,000	$8,000	$8,000	$8,000
Packaging design	$4,000	$11,800	$21,000	$22,500
	$6000	$19,800	$29,000	$30,500
MARKET RESEARCH
Target Area identification & Demographic analysis	$2,000	$4,000	$7,000	$7,000
	$2,000	$4,000	$7,000	$7,000
SALES & MARKETING
Website development & Online Marketing	$3,500	$3,500	$6,000	$6,000
Trade shows	$7,700	$10,000	$10,000	$15,000
Purchase of inventory	$13,000	$39,000	$65,500	$104,000
	$24,200	$52,500	$81,500	$125,000
ADMIN EXPENSES
Office supplies etc.	$800	$1,700	$3,000	$3,000
	$45,000	$90,000	$135,000	180,000

ITEM 5. DETERMINATION OF OFFERING PRICE

The price for the securities offered by EPICURE CHARCOAL, INC. have been arbitrarily determined. There is no public market for our shares, the offering price and other terms and conditions have no relationship to assets, earnings, book value, or any other objective criteria that justifies our price for the shares offered in this offering. The following factors where taken into consideration when we calculated the price of the securities to be offered.

1.	The amount of capital required by the Company.
2.	The Company’s lack of operating history.
3.	The amount of stock to be retained by the President in comparison to the amount of stock investors would obtain through their purchase of shares.

ITEM 6. DILUTION

The price of the securities being offered by the company are fixed at $0.04 per share this is significantly higher than the price paid by the Company’s sole officer and director who paid $0.001 per share. The Company’s sole officer and director bought his shares on September 30, 2012 as founder’s shares. The difference in the share prices between the shares offered and Mr. Alex Robertson founder’s shares are $0.039.

The dilution in this offering represents the difference in the offering price and the net tangible book value per share immediately after the completion of this offering. The shares diluted price arises from the company’s arbitrary determination of the offering price for the securities. As the shares held by the existing stock holder has a lower book value then the shares offered for purchase it has a dilution effect on the share value. The net tangible book value of the Company is determent by subtracting intangible assets and total liabilities from total assets. The following table demonstrates the difference between the investment of any potential shareholders and the investment by our sole officer and director.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.04
Post offering net tangible book value	$174,921
Potential gain to existing shareholders	$180,000
Net tangible book value per share after offering	$0.0184
Increase to present stockholders in net tangible book value per share after offering	$0.0188
Capital contributions by purchasers of shares	$180,000
Capital Contributions by existing stockholders	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Existing Stockholders Percentage of ownership after offering	52.63%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Post offering net tangible book value	$174,921
Increase in net tangible book value per share after offering	$0.0180
Dilution per share	$0.0216
Capital contributions by purchasers of shares	$180,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	97%
Percentage capital contributions by existing stockholders	3%
Anticipated net offering proceeds	$174,921
Number of shares after offering held by public investors	4,500,000
Total shares issued and outstanding	9,500,000
Purchasers of shares percentage of ownership after offering	47.37%
Existing stockholders percentage of owner ship after offering	52.63%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$129,921
Post offering net tangible book value per share	$0.0155
Pre-offering net tangible book value per share	$0.0004
Increase in net tangible book value per share after offering	$0.0159
Dilution per share	$0.0245
Capital contributions by purchasers of shares	$135,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	96%
Percentage capital contributions by existing stockholders	4%
Anticipated net offering proceeds	$128,000
Number of shares after offering held by public investors	3,375,000
Total shares issued and outstanding	8,375,000
Purchasers of shares percentage of ownership after offering	40%
Existing stockholders percentage of ownership after offering	60%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$84,921
Post offering net tangible book value per share	$0.0117
Pre-offering net tangible book value per share	$0.0004
Increase in net tangible book value per share after offering	$0.0121
Dilution per share	$0.0283
Capital contributions by purchasers of shares	$90,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	95%
Percentage capital contributions by existing stock holders	5%
Anticipated net offering proceeds	$83,000
Number of shares after offering held by public investors	2,250,000
Total shares issued and outstanding	7,250,000
Purchasers of shares percentage of ownership after offering	31.03%
Existing stockholders percentage of ownership after offering	68.97%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$39,921
Post offering net tangible book value per share	$0.0065
Pre-offering net tangible book value per share	$0.0004
Increase in net tangible book value per share after offering	$0.0069
Dilution per share	$0.0335
Capital contributions by purchasers of shares	$45,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	90%
Percentage capital contributions by existing stock holders	10%
Anticipated net offering proceeds	$38,000
Number of shares after offering held by public investors	1,125,000
Total shares issued and outstanding	6,125,000
Purchasers of shares percentage of ownership after offering	18.37%
Existing stockholders percentage of ownership after offering	81.63%

ITEM 7. SELLING SECURITY HOLDERS

NA

ITEM 8. PLAN OF DISTRIBUTION

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,500,000 shares of its common stock at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

EPICURE CHARCOAL, INC. will receive all proceeds from this offering for the sale of its securities. There is no escrow account for the Company. The Company share price has been arbitrarily determined and is fixed at $0.04 for the duration of this offering. The Company’s common stock is not currently listed or traded on any public exchange. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales of shares by the Company must be made at a fixed price of $0.04 per share.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through any underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all the shares sold by the Company under this prospectus have a fixed price of $0.04 per share.

There is no minimum number of common shares that the Company has to sell in this offering. There are no minimum purchase requirements. There for this offering will conclude on the earlier of the following. (1) As soon as all 4,500,000 share are sold or (2) 90 days after this registration statement becomes effective.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which EPICURE CHARCOAL, INC. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Mr. Alex Robertson our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not be register as a broker dealer for pursuant to section 15 of the Exchange Act, but rather will rely on the “ safe harbor ” provisions of SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Alex Robertson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Alex Robertson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Mr. Alex Robertson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Alex Robertson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Alex Robertson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

The class of stock being registered by the Company is common shares. The Company has 75,000,000 shares of common stock at a par value of $0.001 per share.

Stockholder’s rights and liabilities;

❖	Equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company
❖	Are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company.
❖	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.
❖	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Company’s Bylaws provide that at all meetings were stock holders are allowed to vote for the election of directors a majority vote is sufficient to be elected. For a complete description of the rights and liabilities of the stockholders of the Company we refer you to the Bylaws of our Articles of Incorporation.

Non-cumulative Voting

The shareholders of the Company have non-cumulative voting rights and as such own less than 50% of the outstanding shares so they have less than 50% of the votes. As the sole officer and Director of the Company Mr. Alex Robertson will own 52.63% of the outstanding shares after the close of this offering if all the shares are sold. The effect of this would be that he could elect all the directors of the Company.

Anti-Takeover Provisions

The company is not at this time but may become in the future subject to Nevada’s control share law. The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of those are residents of the state of Nevada and the corporation does business in Nevada or by means of an affiliate corporation. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.

The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

At this time, we do not have 100 stockholders that are recorded resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders or not.

ITEM 10. INTERSETS OF NAMED EXPERTS AND COUNSEL

No expert or Council named in this prospectus as having prepared or certified any part of this prospectus or given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, nor have they or will they receive any substantial interest in this offering, direct or indirect in registrant or any of its parents or subsidiaries. Nor was any such person connected to the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law offices of BEFUMO & SHAEFFER, PLLC, 1629K Street, NW Suite 300/ Washington, DC 20006, have rendered an opinion in respect to the validity of shares of common stock offered in this prospectus.

Kenne Ruan, CPA. P.C. 40 Hemlock Hollow Road, Woodbridge, CT 06525 the Company’s registered independent public accountant has audited our financial statements included in this prospectus. They have audited the financial statements to the extent and for the periods set forth in their report in the prospectus and registration statement.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

On June 21, 2012, Mr. Alex Robertson, president and sole officer and director incorporated the Company in the State of Nevada and established a fiscal year end of September 30. The Company does not own or lease any property. The only employee of the Company is its sole officer and director. We intend to contract with consultants to develop our logo and packaging. EPICURE CHARCOAL, INC. is a development-stage company that intends to market its planned products online and sell its planed charcoal products, at Trade shows and market to Retailers. We do not have any developed products at this time; we plan to develop 1 product under the brand name EPICURE CHARCOAL, INC. The Company is currently a shell company as we have no operations and assets consisting solely of cash.

EPICURE CHARCOAL, INC. has on the date of this prospectus not generated any revenues. We have not implemented our business model as of yet. Our auditors have expressed an opinion expressing their exists substantial doubt as to our ability to continue as an ongoing business.

We intend to provide our own brand of Charcoal to potential customers whose interests are in BBQ products and restaurant food grilling.

It is the Company’s intention to develop 1 product for recreational use BBQ, Catering and restaurant uses in different bag sizes (8lb, 16, 35lb)

The Company’s relationship with Jodwa Trading is limited to verbal communications. Jodwa Trading is a company incorporated in Namibia that manufactures lump charcoal and briquettes and exports to various countries around the world. Through our initial discussions with JODWA Trading we understand that they have all the necessary equipment to manufacture the charcoal and bag it with our logo in place. We intend to enter into a trade agreement with JODWA Trading for the supply of our planned product. We do not currently have any intellectual property.

During the next 12 months EPICURE CHARCOAL, INC. intends to develop the EPICURE CHARCOAL, INC. range for BBQ, Catering and restaurant uses. Once our product is developed the Company will begin its marketing and sales initiative. Management intends to market its product to the states of Washington, Oregon, Idaho, California Nevada, Arizona and Montana in order to minimize the shipping cost, as we intend to store the first containers of charcoal in Blaine, Washington. The President has verbally agreed to provide storage facility to the Company at no charge for the charcoal containers; there is no written contract in place for this.

Product Description

EPICURE CHARCOAL, INC. is a development stage Company that intends to sell barbeque charcoal under the product name Black Gold. Black Gold is lump charcoal made directly from hardwood   material and usually produces far less ash than briquettes. Black Gold is unlike briquette charcoal which is typically made from sawdust and other wood by-products, with a binder and other additives like starch (binder), brown coal (heat source), mineral carbon (heat source), borax, sodium nitrate (ignition aid), limestone (ash-whitening agent), raw sawdust (ignition aid), and other additives like paraffin or petroleum solvents to aid in ignition.

Charcoal is made by burning wood in the absence of oxygen. Lump is charcoal in its most natural form. Unlike the pure lump charcoal, briquettes are manufactured wood by-products compressed with additives.. These additives do give off a chemical smell when lit. Burning the briquettes until covered with white ash before starting to cook may prevent any chemical smells transferring to food.

It is our intention over the next 12 months to introduce Black Gold to the charcoal market. Management believes we will be able to distinguish our planned product as a premium priced charcoal because we believe its quality is superior. Black Gold charcoal is made from the Black Thorn tree (Acacia mellifera). Black Thorn, a very dense wood, weighs approximately 1100kg per cubic meter1 as compared to American white oak weighing approximately 770kg per cubic meter2 or Hickory weighing approximately 830kg per cubic meter2. According to Wikipedia, “there is a correlation between density and calories/volume” and “denser hardwoods … tend to burn hotter and longer”. “Source www.lazyspade.com/charcoal-products.html”

We intend to have three different size packages: 1) a smaller compact bag of charcoal at 8lb that is ideal for putting in the vehicle and going for a BBQ at a park or with friends, 2) a 16lb bag ideal for home environment where it can be used and stored again conveniently and 3) a 35lb bag intended for use by restaurants and caterers doing an extensive amount of BBQ and/or grilling of food.

The company intends to sell the 8lb and 16lb bag through retail stores. The Company intends to sell the 35lb bag directly through its website to restaurants and caterers with minimum order quantities to mediate any shipping costs.

Pricing:

Suggested retail pricing:

8 lb. Bag	$6.99
16 lb. Bag	$10.99
35 lb. Bag	$24.99

We intend to establish “Black Gold” as a well known charcoal for BBQ and grilling through, attending trade shows, having sales agents on commission basis selling our products to stores and running competitions to increase our contact data base as well as reciprocal listings on supporter web sites. The Company also intends to use Google AdWords to assist us in driving targeted traffic to our website.

The estimated cost to land the charcoal in Blaine is 54 cents per pound. Mr. Robertson provides storage free of charge to the Company.

	Landed Cost	Retail Price	Gross Profit
8 lb Bag	$4.32	$7.99	$3.67
18 lb Bag	$9.72	$19.99	$10.17
35 lb Bag	$18.90	$36.99	$18.09

Competitive Pricing

	B&B Charcoal	Billy Bones BBQ Lump Charcoal	Western Hardwood Charcoal	Black Gold by Epicure Charcoal
5-10 LB	B&B Charcoal 8LB/$14.99	Billy Bones BBQ Lump Charcoal 10LB/$10.00	Western Hardwood Charcoal 5.5LB/$6.49	8LB/$7.99
15-20 LB	B&B Charcoal 20LB/$22.99	Royal Oak 17.6LB/$18	Western Hardwood Lump Charcoal 20LB/$51.25	18LB/$19.99
30-40 LB	B&B Charcoal 33LB/32.99	Fogo All Natural Premium Hardwood lump Charcoal 35LB/$35	Kerbroak Hardwood lump Charcoal 40LB/$44.99	35LB/$36.99

_______________________________
1   Management has reviewed data from “fao.org” regarding the density of Black Thorn wood and this information forms the basis of our belief.
2   Management has reviewed data from the “engineeringtoolbox” regarding wood density of American white oak and Hickory   and this information forms the basis of our density comparison to Black Thorn

Plan of Operations

EPICURE CHARCOAL, INC. is a development stage Company that intends to sell lump charcoal under the product name Black Gold. We intend to introduce the product to the market place by, selling to individual hearth and Patio stores and specialty BBQ stores and local distributors. The Company intends to attend trade shows and have sales agents working on a commission basis to increase its potential sales.

It is our intention over the next 12 months to introduce Black Gold to the charcoal market. Management believes we will be able to distinguish our planned product as a premium priced charcoal because we believe its quality is superior. Black Gold charcoal is made from the Black Thorn tree (Acacia mellifera). Black Thorn, a very dense wood, weighs approximately 1100kg per cubic meter3 as compared to American white oak weighing approximately 770kg per cubic meter4 or Hickory weighing approximately 830kg per cubic meter2. According to Wikipedia, “there is a correlation between density and calories/volume” and “denser hardwoods … tend to burn hotter and cleaner then charcoal briquettes”.

We intend to have three different size packages: 1) a smaller compact bag of charcoal at 8lb that is ideal for putting in the vehicle and going for a BBQ at a park or with friends, 2) a 16lb bag ideal for home environment where it can be used and stored again conveniently and 3) a 35lb bag intended for use by restaurants and caterers doing an extensive amount of BBQ and/or grilling of food.

The company intends to sell the 8lb, 16lb bag and the 35lb bag directly through its website to restaurants and caterers with minimum order quantities to mediate any shipping costs.

Our plan of operations over the next 12 months is the following. The Company has 3 anticipated phases for its plan of operations.

Significant step 1 30 days	Travel to Namibia and Negotiations	25% shares sold $5,000	50% $5,000	75% $7,500	100% $7,500
Significant step 2 90 Days	Logo development, Market target research	$6,000	$19, 800	$29,000	$30,500
Significant Step 3 120 days	Sales and marketing efforts	$24, 200	$52,500	$81,500	$125,000

Our first phase will start with the company’s sole officer and director flying to Namibia, and start negotiations for the Company to secure contracts, and business relations with JODWA TRADING of Tsumeb. Our anticipated costs for this phase is $7,500, this phase is expected to last up to 30 days.

The second phase of the company’s plan is obtaining contracts with researchers to determine which areas and what population demographic to target to start our sales and marketing campaign so that we can use our sales and marketing effort to the maximum capability. We intend to have our logos designed as well as the packaging of our bags The Company anticipates this phase to be completed 90 days after this registration statement becomes effective. The cost for this phase is estimated at $30,500. We intend to simultaneously do our Market research estimated at $7000.

The anticipated third phase of this operational plan of the Company will start 120 days after the registration statement becomes effective. In this phase we intend to have our first products shipped to us in Blaine Washington. The Company intends to have eight 40 feet containers in a storage facility in Blaine. We intend to launch our website contract sales agents to sell our product on commission basis, attend trade shows to generate sales and make the public aware of our brand and our social economic values. This phase is expected to cost $125,000. The Company intends to not have more than $3,000 office expenses.

Should the Company be unsuccessful in selling 100% of the offered securities we have adopted strategies to minimize the costs of our operations.

Should the Company be able to sell 75% of the offered securities we intend to lower our general business development costs to $7,500, logo development and package design to $29,000, market research to $7,000, sales and marketing to $81,500 we will only import 5 containers with charcoal and cut office expenses to $3,000. (see Use of proceeds, page 13)

Should the Company sell 50% of the offered securities, the Company intends to lower general business development costs to $5,000, logo design and package development to $19,800, market research to $4,000, sales and marketing to $52,500 by importing only 3 containers of charcoal product and Admin expenses to $1,700. (see Use of proceeds, page 13)

If the Company manages to sell 25% of the offered securities we intend to lower the following business expenses to still be able to implement our intended business strategies. General business development $5,000, logo development and package design to $6,000, market research to $2,000, sales and marketing to $24,200 by importing only 1 container full of charcoal product and office expenses to $800. (see Use of proceeds, page 13)

The Market Opportunity

The HPBA (Hearth, Patio & Barbecue Association) State in there Report of the Barbecue Industry that Charcoal Shipment Statistics from 1993-2010 has seen a increase in shipping of Lump Charcoal and an increase in the price of Lump Charcoal, compared to regular briquettes. The tables below sourced from the HPBA, forms the basis of management’s belief that the trend will continue with more people realizing the advantages of using Natural lump charcoal, if the statistics are to be projected into the future the market for natural lump charcoal seems very lucrative.

The tables above represent the statistical data upon which management bases its belief that the trend of increased shipping and increased pricing of Lump Charcoal will continue.

Competitive Advantages

The charcoal market has many competitors. Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large company’s if they where to drive prices down for BBQ charcoal.

Because our product will be supplied through Jodwa Trading, a low cost suppler from Namibia, our product costs will be relatively low and it will allow us to offer our planned product at a premium yet competitive price.

Intellectual Property

We are development stage Company and we have as of yet no intellectual property.

Regulatory Matters

The Company is not aware of any regulatory matters regarding the import of Lump Charcoal for recreational or commercial usage.

Legal Proceedings

There are not any legal proceedings against the Company, nor are there any environmental laws that might result in any form of monetary expense for the Company that we are aware of.

Employees and Employment Agreements

Currently and for the duration of this registration statement Epicure Charcoal, Inc. has no permanent staff except for its sole officer and director Mr. Alex Robertson. Mr. Robertson is an entrepreneur and as such he can schedule time, as it need be to work on Epicure Charcoal, Inc. He could manage work up to 30-40 hours per week. He is not being paid at present.

AVAILABLE INFORMATION

This filing with the SEC is the Company’s first filling as a development stage Company we have not been required to comply with any reporting requirements of the SEC. The Company has now filed this form S-1 with the SEC to register the common stock the company intends to offer for sale when this registration statement becomes effective. For more detailed information please read the entire registration statement, including our exhibits, reports and schedules.

At the date of receiving the registration statements effectiveness the Company will be subject to the reporting and requirements of the Exchange act. We will be required to file annual, quarterly and current reports or any other information with the SEC as provided by the Securities Act.

All the reports and other information along with the registration statement, exhibits and schedules may be read and or copied at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

Reports to security holders

After the completion of this offering it will not be the Company’s responsibility to provide you with an annual report. The Company is required to file all the reports electronically with the SEC under section 13(a) or 15(d) of the Securities Act. The Company is required to file the following forms, Form 10-K, 10-Q and 8-K. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Epicure Charcoal Inc.
(A  Development Stage Company)

We have audited the accompanying balance sheet of Epicure Charcoal Inc.(A development stage company) as of September 30, 2012, and the related statements of operations, stockholders' equity and cash flows for  the period from June 21, 2012 (inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epicure Charcoal Inc. as of September 30, 2012, and the results of its operations and its cash flows for the period from June 21, 2012 (inception) to September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut October 20, 2012

FINANCIAL STATEMENTS

EPICURE CHARCOAL, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
September 30, 2012
Audited

EPICURE CHARCOAL, INC.
(A Development Stage Company)
BALANCE SHEETS

September 30, 2012
Audited

ASSETS

CURRENT ASSETS
Cash	$5,014
TOTAL ASSETS	$5,014

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$750
Loans from Related Party	6,185
TOTAL CURRENT LIABILITIES	$6,935

STOCKHOLDERS' DEFICIT
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value
Issued and outstanding
5,000,000 shares of common stock	$5,000
Subscription Receivable	(5,000)
Deficit accumulated during the development stage	(1,921)
TOTAL STOCKHOLDERS' DEFICIT	$(1,921)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,014

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Audited

Inception date
(June 21, 2012)
to
September 30, 2012
EXPENSES

Office and general	$1,171
Professional Fees	750
Total Expenses	$1,921

NET LOSS	$(1,921)
BASIC AND DILUTED LOSS PER COMMON SHARE - DISCONTINUED OPERATION	-
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	-

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (June 21, 2012) to September 30, 2012
Audited

					Deficit
					accumulated
	Common Stock		Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total

Founder's Shares issued for cash at $0.001
per share on September 30, 2012	5,000,000	$5,000	$	$(5,000)	$-	$-

Net Loss, September 30, 2012					(1,921)	(1,921)

Balance, September 30, 2012	5,000,000	$5,000	$-	$(5,000)	$(1,921)	$(1,921)

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Audited

June 21, 2012
(date of inception) to
September 30, 2012

OPERATING ACTIVITIES
Net loss	$(1,921)
Adjustment to reconcile net loss to net cash
Increase (decrease) in payables	750

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
FINANCING ACTIVITIES	$(1,171)

Proceeds from sale of common stock	5,000
Subscription Receivable	(5,000)
Loan from related party	6,185

NET CASH PROVIDED BY FINANCING ACTIVITIES	$6,185

NET INCREASE (DECREASE) IN CASH	$5,014

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$5,014

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on June 21, 2012 and established a fiscal year end of September 30. We are a development-stage Company which intends to sell charcoal made from hard wood for BBQs and restaurants.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising
Advertising costs will be expensed as incurred. As of September 30, 2012, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $1,921, an accumulated deficit of $1,921 and net loss from operations since inception of $1,921. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As of September 30, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $6,185 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of September 30, 2012 are as follows:

September 30, 2012

Net operating loss carried forward	1,921
Effective tax rate	35%

Deferred tax assets	672
Less: Valuation allowance	(672)

Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

EPICURE CHARCOAL, INC.

(A Development Stage Company)
FINANCIAL STATEMENTS
March 31, 2013
Unaudited

EPICURE CHARCOAL, INC. (A Development Stage Company)
BALANCE SHEETS

	March 31, 2013	September 30, 2012
	Unaudited	Audited

ASSETS

CURRENT ASSETS
Cash	$-	$5,014
TOTAL ASSETS	$-	$5,014

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,449	$750
Loans from Related Party	6,442	6,185
TOTAL CURRENT LIABILITIES	$7,891	$6,935

STOCKHOLDERS' DEFICIT
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value
Issued and outstanding
5,000,000 shares of common stock	$5,000	$5,000
Subscription Receivable	(5,000)	(5,000)
Deficit accumulated during the development stage	(7,891)	(1,921)
TOTAL STOCKHOLDERS' DEFICIT	$(7,891)	$(1,921)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$5,014

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Unaudited

			Inception date
	Three months	Six months	(June 21, 2012)
	ended	ended	to
	March 31, 2013	March 31, 2013	March 31, 2013
EXPENSES

Office and general	$249	$770	$1,941
Professional Fees	2,700	5,200	5,950
Total Expenses	$2,949	$5,970	$7,891

NET LOSS	$(2,949)	$(5,970)	$(7,891)

BASIC AND DILUTED LOSS PER COMMON SHARE - DISCONTINUED OPERATION	$-	$-	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$5,000,000	5,000,000	-

The accompanying notes are an integral part of these financial statements

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (June 21, 2012) to March 31, 2013
Unaudited

				Deficit
				accumulated
	Common Stock		Share	during the
	Number of		Subscriptions	development
	shares	Amount	Receivable	stage	Total

Founder's Shares issued for cash at $0.001
per share on September 30, 2012	5,000,000	$5,000	$(5,000)	$-	$-

Net Loss, September 30, 2012				(1,921)	(1,921)

Balance, September 30, 2012	5,000,000	$5,000	$(5,000)	$(1,921)	$(1,921)

Net Loss, March 31, 2013				(5,970)	(5,970)

Balance, March 31, 2013	5,000,000	$5,000	$(5,000)	$(7,891)	$(7,891)

EPICURE CHARCOAL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Unaudited

	Six months	June 21, 2012
	ended	(date of inception) to
	March 31, 2013	March 31, 2013

OPERATING ACTIVITIES
Net loss	$(5,970)	$(7,891)
Adjustment to reconcile net loss to net cash
Increase (decrease) in payables	699	1,449

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(5,271)	$(6,442)
FINANCING ACTIVITIES
Proceeds from sale of common stock	-	5,000
Subscription Receivable	-	(5,000)
Loan from related party	257	6,442
NET CASH PROVIDED BY FINANCING ACTIVITIES	$257	$6,442

NET INCREASE (DECREASE) IN CASH	$(5,014)	$-

CASH, BEGINNING OF PERIOD	$5,014	$-

CASH, END OF PERIOD	$-	$-

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

EPICURE CHARCOAL, INC.
(A Development Stage Enterprise)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

March 31, 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on June 21, 2012 and established a fiscal year end of September 30. We are a development-stage Company which intends to sell charcoal made from hard wood for BBQs and restaurants.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising
Advertising costs will be expensed as incurred. As of March 31, 2013, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $7,891, an accumulated deficit of $7,891 and net loss from operations since inception of $. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred or common shares have been authorized or issued.

On September 30, 2012 the company issued 5,000,000 common shares at $0.001 for $5,000 receivable.

As of March 31, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $6,442 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of March 31, 2013 are as follows:

March 31, 2013

Net operating loss carried forward	7,891
Effective tax rate	35%

Deferred tax assets	2,762

Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 – SUBSEQUENT EVENTS

On April 22,2013 $5,000 was received by the Company in respect of the Subscription Receivable.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no other events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In section of the Registration Statement management discusses and analyzes forward looking statements that reflect the views of management in respect to the Company’s future financial performance. Words used in these forward-looking statements are words that refer to future rustic events and are not based on substantial evidence. These words could be words like believe, expect, estimate, anticipate and project these are the words management believes project to forward looking financial performance and statements but are not limited to these words only. A potential investor cannot be completely certain that these statements will be accurate.

Results of Operations

From the date of the Company’s inception June   21, 2012 to March 31, 2013 we have not started our plan of operation and have not generated any revenue. The company has had only expenses; our expenses for this period are $7,891 resulting in a net loss of $7,891.

For the three months ended March 31, 2013, the Company incurred expenses totaling $2,949 comprised of Office and general expenses of $249 and professional fees of $2,700 resulting in a net loss of $2,949.

For the six month period ended March 31, 2013, the Company incurred expenses totaling $5,970 comprised of office and general expenses of $770 and professional fees of $5,200 resulting in a net loss of $5,970.

Liquidity and Capital Resources

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year

EPICURE CHARCOAL, INC. has no substantial revenues anticipated for the next twelve months. Mr. Alex Robertson has advanced to the Company $6,442 comprised of $5,000 for sale of founders stock and $1,442 in loans. The founders stock is priced at $0.001 and Mr. Robertson has 5,000,000 shares and is the holder of the majority of our common stock. He has verbally agreed to advance more funds to the company if needed.

The Company is attempting to raise capital by shares sold at the end of this offering. There can be no guarantee that if we are successful in this offering that we will be able to sell any of our common stock. Any capital raised by the company through this registration statement will be applied by the Company to actions set forth in the Use Of Proceeds on page13. Should the company be unsuccessful in selling all its registered securities we will attempt to use the capital from this offering as per usages set out in the use of proceeds as per percentages.

Should the Company be able to sell 75% of the offered securities we intend to lower our general business development costs to $7,500, logo development and package design to $29,000, market research to $7,000, sales and marketing to $81,500 we will only import 5 containers with charcoal and cut office expenses to $3,000. (see Use Of Proceeds on page 13)

Should the Company sell 50% of the offered securities. The Company intends to lower general business development costs to $5,000, logo design and package development to $19,800, market research to $4,000, sales and marketing to $52,500 by importing only 3 containers of charcoal product and Admin expenses to $1,700. (see Use Of Proceeds on page 13)

If the Company manages to sell 25% of the offered securities we intend to lower the following business expenses to still be able to implement our intended business strategies. General business development $5,000, logo development and package design to $6,000, market research to $2,000, sales and marketing to $24,200 by importing only 1 container full of charcoal product and office expenses to $800. (see Use Of Proceeds on page 13)

Should the Company be successful in selling 100% of its offered shares we have enough funds to implement our plan of operations and business development to its full potential.

We anticipate starting to produce revenue with in 260 days following the close of this offering

The Company’s auditors have expressed an opinion of “going concern” this means that they have substantial doubt as to whether we can continue our operations over the next twelve months. Excepting the Company’s sole officer and directors cash advances our only other form of generating any capital at this stage is investments received through this offering should it become successful. The capital raised from this offering should allow us to operate for at least one year.

The Company is not intending to add any new products to the Company’s intended product list for the duration of this offering we might add more BBQ products should we be successful with our first line of products in a future offering.

Off-Balance sheet arrangements

The Company is not aware of any off-balance sheet arrangements other than set forth in the Company’s Liquidity and Capital resources that have or are reasonably likely to have a current or future effect on the registrant's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

The Company has had no disagreements or changes with accountants regarding our accounting, financial disclosure or any other matter.

EMPOYEES AND EMPLOYMENT AGREEMENTS

The Company has only NO employees at the date of this prospectus other than our sole officer and director Mr. Alex Robertson who has been elected President of the Company for a term of one year.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Identification of directors and executive officers

The name, address, age, position and term of our sole officer and director is set forth below.

NAME	AGE	POSITSION	TERM
Alex Robertson	58	President, Secretary, Treasurer and Director	Renewable at every general stock holders meeting

Our Chief Financial Officer and Director named and Identified above is expected to hold his office/position until at lest the end of the first fiscal year after this offering or until the next annual meeting of the Company stockholders.

Business Experience

From January 1985 until December 2001 Alex Robertson joined Taiga Forest Products, a small wholesale forest products company that had 32 employees.  He left Taiga after helping build it to a company with over $ 700 million in sales and trading publically on the Toronto Stock exchange.  From January 2002 until August 2010 he joined Cypress Pacific Marketing a small value added forest products company.  He left, after the company had successfully gone public on Toronto Venture Exchange. From September 2010 until November 2011, he researched the BBQ market in the USA. He joined Skana Forest Products in Nov. 2011 up to date.

Given Mr. Robertson success in the area of building companies since 1985, the company believes that Mr. Robertson’s background;  experience and success as entrepreneur make him well suited to serve as our sole officer and director.

Director Independence

The Company’s board of directors is currently composed of one member Mr. Alex Robertson, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Conflict of Interest

Mr. Robertson has no other business activities that are in direct conflict with the Company’s intended business activities and or interests.

EXECUTIVE COMPENSATION

EPICURE CHARCOAL, INC. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through September 30, 2012

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Robertson President	2012	0	0	0	0	0	0	0	0

We did not pay any salaries in 2012. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein

Out standing Equity awards at fiscal year end table.

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2012

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Alex Robertson	0	0	0	0	0	0	0	0	0

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. EPICURE CHARCOAL, INC. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 21, 2012) through September 30, 2012.

DIRECTORS COPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Robertson	0	0	0	0	0	0	0

At this time, EPICURE CHARCOAL, Inc. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and Address Beneficial Owner [1]	Amount and nature of beneficial ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Alex Robertson 4332 Saltsspring Road, Ferndale, Washington 98248 [2]	5,000,000	100%	52.63%	60%	68.97%	81.63%
	All Officers and Directors as a Group (1 person)	5,000,000	100%	52.63%	60%	68.97%	81.63%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Robertson is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATION SHIPS AND RELATED TRANSACTIONS

On September 30, 2012, we issued a total of 5,000,000 shares of common stock to Mr. Alex Robertson, our sole officer and director, for total cash consideration of $5,000. The Company considered these securities as “Founders” shares. Mr. Alex Robertson purchased his shares at par value being $0.001 per share, considerably lower than the $0.04 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Section 4(2)-Exempted Transactions of the Securities Act of 1933 transactions by an issuer not involving any public offering.

Our sole officer and director provides office space at no charge to the Company. As of June 21, 2012, Mr. Alex Robertson has paid expenses on behalf of the Company in the amount of $6,185. The amount due to Mr. Robertson is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

Item 12A. DISCLOSURE OF COMMISION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated cost for this offering that EPICURE CHARCOAL, INC. will be paying.

Legal & Accounting	$5,000
Printing	$300
Transfer Agent	$1,700
SEC Registration Fee	$20.63
TOTAL	$7,020.63

ITEM14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

EPICURE CHARCOAL, INC. is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

On September 30, 2012 the Company sold 5,000,000 common shares to the Company’ sole officer and Director as founders shares at $0.001 per share. There has been no commission paid to any one on the sale of these shares.

The Company received a total of $5,000 from Mr. Alex Robertson. The company sold the securities to him under the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

The Company has spent a portion of the proceeds raised by the sale of these unregistered securities on expenses associated with this offering an/or other start up costs. Any money left over after these expenses have been paid will be used pro rata in the use of proceeds.

ITEM 16 EXHIBITS AND FINANCIAL STATEMENTS SCHEDULE

Exhibit Table

Exhibit No.
3(i)	Articles of incorporation as filed with the SEC on December 10, 2012
3(ii)	By-Laws as filed with the SEC on December 10, 2012
5	Opinion regarding legality dated May 31, 2013.
10.4	Subscription Agreement as filed with the SEC on December 10, 2012
23(i)	Consent of Kenne Ruan, CPA.P.C. Registered Public Accountant dated May 31, 2013.
23(ii)	Consents of Council.

Set forth below is a description of documents listed in EPICURE CHARCOAL, INC. Exhibit table.

Exhibit 3(i)

The Articles of Incorporation of EPICURE CHARCOAL, INC.

Exhibit 3(ii)

The By-Laws of EPICURE CHARCOAL, INC.

Exhibit 5

Opinion of BEFUMO & SHAEFFER, PLLC, 1629K Street, NW Suite 300/ Washington, DC 20006, May 31, 2013 regarding the legality of the securities being registered.

Exhibit10.4

Subscription Agreement

Exhibit 23(i)

Consent of Kenne Ruan, CPA. P.C. 40 Hemlock Hollow Road, Woodbridge, CT 06525 Registered Public Accountant, regarding the use of audit report in this registration statement dated, October 20, 2012 of EPICURE CHARCOAL, INC. Financial statements as filed with the SEC May 31, 2013.

Exhibit 23(ii)

Consent of Counsel, BEFUMO & SHAEFFER, PLLC, 1629K Street, NW Suite 300/ Washington, DC 20006 (counsel’s consent is located in legal opinion filed as Exhibit 5 of this registration statement).

ITEM 17 UNDERTAKINGS

The undersigned registrant herby undertakes:

1.	To file, during any period in which offers are being made, a post effective amendment to this registration statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total  dollar value of securities  offered  would not exceed that which was registered)  and any  deviation  from  the  low or  high  end of the estimated  maximum  offering range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.
For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material Information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ferndale, Washignton, 98248, on this May 31, 2013.
EPICURE CHARCOAL, INC.

/s/Alex Robertson
Alex Robertson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/Alex Roberston
Alex Robertson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Date: May 31, 2013